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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 2000, with respect to the consolidated financial statements of InterVU Inc. included in the Registration Statement (Form S-1) and related Prospectus of Akamai Technologies, Inc. for the registration of its 5 l/2% Convertible Subordinated Notes and shares of its common stock.



                                   /s/ ERNST & YOUNG LLP


San Diego, California
September 13, 2000